UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 1, 2015

Remy International, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13683	47-1744351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Corporation Drive
Pendleton, IN 46064
(Address of principal executive offices, including zip code)

(765) 778-6499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, Remy International, Inc. (the "Company") announced the hiring of Victor A. Polen as the Company's Senior Vice President and Chief Operations Officer, effective May 1, 2015. Mr. Polen, age 51, joins the Company from Johnson Controls Inc. where he most recently served as Group Vice President and General Manager, Global Metals and Mechanisms Product Group since September 2014. Prior to that, Mr. Polen was Johnson Controls' Vice President and General Manager, Global Metals and Mechanisms Product Group from January 2013 to August 2014. From August 2007 to January 2013, Mr. Polen served in various senior executive roles with Faurecia Corporation most recently as Senior Director, Quality and Development. Mr. Polen has also held several operations leadership positions at Visteon Corporation, Ford Motor Company and Navistar International. He received his B.S. degree in Operations Management from The Ohio State University and an MBA from Ball State University.

In connection with his hiring, the Company entered into an Employment Agreement with Mr. Polen, effective as of May 1, 2015, with an initial term expiring on May 1, 2018, pursuant to which Mr. Polen will receive the following:

•	Starting annual base salary of no less than $300,000;

•
Eligibility starting in fiscal year 2015 to participate in the Company's Annual Incentive Bonus Plan ("AIBP") with a target bonus opportunity equal to no less than 60% of annual base salary (pro-rated based on time served during the fiscal year);

•
A long-term equity incentive grant valued at $400,000, which will be converted into a combination of stock options to purchase shares of the Company's stock and shares of Company restricted stock (including performance-based shares); This long-term equity grant will be made following the second trading day after the Company files its Quarterly Report on Form 10-Q for the period ended March 31, 2015 with the Securities and Exchange Commission. The long-term equity incentives will vest in three annual installments starting on the first anniversary following the grant date, with certain portions subject to continued service and certain other portions subject to the achievement of specified performance criteria (as generally applicable to long-term equity grants made to the Company's other executive officers under the Company's Omnibus Incentive Plan);

•	A one-time lump sum cash sign-on bonus of $50,000, which will be paid within 30 days from the hire date;

•	Relocation benefits under the Company's Executive Relocation policy; and

•	Eligibility to receive other benefits generally available to the Company's other executive officers and employees as described in the Company's most recent proxy statement dated April 30, 2015.

•	If Mr. Polen is terminated by the Company other than for cause, death or disability, or he terminates his employment for good reason, he will receive benefits as defined in the Employment Agreement.

The foregoing is only a brief description of Mr. Polen's Employment Agreement and does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto. Further, the Company entered into an indemnification agreement with Mr. Polen in the form filed as an Exhibit 10.5 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-199182) which is incorporated herein by reference.

There are no family relationships between Mr. Polen and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. In addition, there were no related party transactions, as defined under Item 404(a) of Regulation S-K, to which Mr. Polen or any member of his immediate family were a party to.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, effective as of May 1, 2015, by and between Remy International, Inc. and Victor A. Polen

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remy International, Inc.

Date: May 1, 2015	By:	/s/ John J. Pittas
	Name:	John J. Pittas
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, effective as of May 1, 2015, by and between Remy International, Inc. and Victor A. Polen

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